As filed with the Securities and Exchange Commission on August 11,1998

                                                     Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                                  BRASS EAGLE INC.
               (Exact name of registrant as specified in charter)


         Delaware                                 71-0578572
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)

     1203A North Sixth Street
        Rogers, Arkansas                             72756
(Address of principal executive offices)          (Zip Code)


                                  BRASS EAGLE INC.
                              1997 STOCK OPTION PLAN

                             Lynn Scott, President
                                 Brass Eagle Inc.
                            1203A North Sixth Street
                             Rogers, Arkansas 72756

                                   501-621-4390
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                    Copy to:
                              Paul B. Benham, III
                            Friday, Eldredge & Clark
                      400 West Capitol Avenue, Suite 2000
                       Little Rock, Arkansas  72201-3493
                    --------------------------------------------

                        CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                              Proposed         Proposed
Title of                      Maximum          Maximum
Securities     Amount         offering        Aggregate          Amount of
To be          To be          Price          Offering price    Registration
Registered     Registered     Per Unit        Per Unit              Fee
-----------------------------------------------------------------------------
Common Stock,
par value $0.01
per share       430,000     $12.5875        $5,412,625      $1,596.72

(1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2) Calculated pursuant to Rule 457(c) and (h)(1) on the basis of the average of the high and low reported sales prices on the Nasdaq National Market on August 4,1998 through August 10, 1998.

PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Brass Eagle Inc. (the `Company') with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:
     (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

    (ii) The description of the Company's Common Stock contained in the Registration Statement on Form 10, which became effective November 25, 1997 and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Act (`DGCA') contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Article Twelfth of the Company's Restated Certificate of Incorporation provides for indemnification of the directors and executive officers of the Company to the fullest extent permissible under the relevant provisions of the DGCA. Additionally, the Company has in place directors' and officers' liability insurance coverage.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
     Not applicable.

ITEM 8.   EXHIBITS.

Number                   Description

------                   -----------

4.1 Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarterly period ended September 30, 1997).

4.2 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(ii) to Form 10-Q for the quarterly period ended September 30, 1997).

5                   Opinion and Consent of Friday, Eldredge & Clark.

23.1 Consent of Friday, Eldredge & Clark (included in Exhibit 5 to this Registration Statement).

23.2                Consent of Crowe, Chizek and Company LLP.

24                  Powers of Attorney.

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rogers, State of Arkansas, on the 10th day of August, 1998.

                              BRASS EAGLE INC.


                              /s/ E. Lynn Scott

                              E. LYNN SCOTT
                              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of August, 1998.

     Signature                Title                    Date
     ---------                -----                    ----


-----------------   President, Chief Executive    August 10, 1998

E. Lynn Scott       Officer and Director
                    (Principal Executive Officer)

-----------------   Chief Financial Officer       August 10, 1998
J.R. Brian Hanna    (Principal Financial and
                    Accounting Officer)

-----------------   Chairman of the Board of      August 10, 1998

Marvin W. Griffin   Directors


-----------------   Director                      August 10, 1998
Anthony J. Dowd



-----------------   Director                      August 10, 1998
Stephen J. Schaubert


-----------------   Director                      August 10, 1998
H. Gregory Wold

*By:

     /s/ J. R. Brian Hanna
     Attorney-in-Fact

J. R. Brian Hanna, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed or to be filed with the Securities and Exchange Commission as supplemental information.

                              INDEX TO EXHIBITS



Exhibit
Number              Exhibit
--------            --------

 4.1 Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarterly period ended September 30, 1997)

 4.2 Company's By-Laws as currently in effect (incorporated by reference to Exhibit 3(ii) to Form 10-Q for the quarterly period ended September 30, 1997)

 5             Opinion and Consent of Friday, Eldredge & Clark.

23.1 Consent of Friday, Eldredge & Clark (included in Exhibit 5 to this Registration Statement).

23.2           Consent of Crowe, Chizek and Company LLP.

24             Powers of Attorney.

                                                                      EXHIBIT 5

August 10, 1998



Brass Eagle Inc.
1203A North Sixth Street
Rogers, Arkansas 72756

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the `Registration Statement') filed with the Securities and Exchange Commission on or about the date hereof by Brass Eagle Inc. (the `Company') for registration under the Securities Act of 1933, as amended (the `Act'), of 430,000 shares of the Company's common stock, $0.01 par value per share (the `Shares'), to be offered in connection with the Company's 1997 Stock Option Plan (the `Plan').

     It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

     a. The Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

     b. Appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the registration of the Shares.

     It is our further opinion that the Shares will be, upon issuance against receipt of the purchase price therefore (as defined in the Plan), validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with `Blue Sky' laws or similar laws relating to the sale or distribution of the Shares.

     We are members of the Arkansas Bar and do not hold ourselves out as experts on the laws of any other State.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.


Very truly yours,

/s/ Friday Eldredge & Clark

FRIDAY, ELDREDGE & CLARK

                                                                 Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

                         -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1997 Stock Option Plan of Brass Eagle Inc. of our report dated January 30, 1998, except for note 5 as to which the date is March 5, 1998 appearing in the Brass Eagle Inc. Annual Report on Form 10-K for the year ended December 31, 1997.





/s/ Crowe,Chizek and Company LLP

Crowe, Chizek and Company LLP


Oakbrook, Illinois
August 6, 1998

                                                                 EXHIBIT 24

                              POWER OF ATTORNEY

                              -----------------


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints E. Lynn Scott and J.R. Brian Hanna, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Brass Eagle Inc. (the `Company') pertaining to the registration of up to 430,000 shares of the Company's Common Stock, $0.01 par value per share, to be offered to certain employees pursuant to the Company's 1997 Stock Option Plan, and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: August 10, 1998


/s/ E. Lynn Scott
E. Lynn Scott
Director

/s/ Marvin W. Griffin
Marvin W. Griffin
Director


/s/ Anthony J. Dowd
Anthony J. Dowd
Director

/s/ Stephen J. Schaubert
Stephen J. Schaubert
Director

/s/ H. Gregory Wold
H. Gregory Wold
Director